                                                                      EXHIBIT 23

                  CONSENT OF GAFFNEY, CLINE & ASSOCIATES, INC.



         As Harken Energy Corporation's (Harken's) independent reserve engineers, Gaffney, Cline & Associates, Inc. (GCA) consents to the reference to GCA's reserve report dated June 30, 2000, as included in this Form 10-Q.






                                Very truly yours,




                        GAFFNEY, CLINE & ASSOCIATES, INC.




Dallas, Texas

August 14, 2000